EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Chordiant Software, Inc.

Cupertino, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91570 and 333-61874) and Form S-8 (Nos.333-100843; 333-83506; 333-60156; 333-49032; 333-42844; 333-34502; and 333-110743) of Chordiant Software, Inc. of our reports dated December 8, 2005, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Chordiant Software, Inc’s internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

San Jose, California

December 8, 2005